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                                                                    Exhibit 23.2

                        Consent of Independent Auditors


        We consent to the reference to our firm under the captions "Selected Historical and Pro Forma Financial Data" and "Experts" and to the use of our report dated January 31, 1997, except for Note 1, as to which the
        date is     , 1997, in Amendment No. 1 to the Registration Statement
               -----
        (Form SB-2 No. 333-29233) and related Prospectus of The A Consulting Team, Inc. for the registration of 1,800,000 shares of its common stock.


        New York, New York


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        The foregoing consent is in the form that will be signed upon completion of the split of outstanding shares of common stock and amendment to the certificate of incorporation as described in Note 1 to the financial statements.



                                                   /s/ Ernst & Young LLP

                                                   ERNST & YOUNG LLP

        New York, New York
        July 23, 1997